Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS
OF

AIR METHODS CORPORATION
(a Delaware corporation)

Adopted April 21, 2017

ARTICLE I

Stockholders

SECTION 1.    Annual Meetings.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or outside the State of Delaware, as the Board of Directors shall determine.

SECTION 2.    Special Meetings.  Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or outside the State of Delaware, as may be specified by such order.  Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

SECTION 3.    Quorum.  Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy.  At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy.  If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained.  When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 4.    Organization.  Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence, the President, if any, or if none or in the President’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting.  The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 5.    Voting; Proxies; Required Vote.

(a)           At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Second Amended and Restated Bylaws of the Corporation (the “Bylaws”).  At all elections of directors, a plurality of the votes cast shall elect the directors.  Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by the vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

(b)           Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation.

ARTICLE II

Board of Directors

SECTION 1.    General Powers.  The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

SECTION 2.    Qualification; Number; Term; Remuneration.

(a)           Each director shall be at least 18 years of age.  A director need not be a stockholder or a resident of the State of Delaware.  The number of directors constituting the entire Board shall be five, or such greater or lesser number as may be fixed from time to time by action of the stockholders, one of whom may be selected by the Board of Directors to be its Chairman.  The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b)           Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c)           Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3.    Quorum and Manner of Voting.  Except as otherwise provided by law, a majority of the directors shall constitute a quorum.  A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice.  The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 4.    Places of Meetings.  Meetings of the Board of Directors may be held at any place within or outside the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5.    Annual Meeting.  Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.  Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 6.    Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine from time to time.  Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 7.    Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or by a majority of the directors then in office.

SECTION 8.    Organization.  At all meetings of the Board of Directors at which a quorum is present, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside.  The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 9.    Resignation; Removal.  Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.  Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 10.  Vacancies.  Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

SECTION 11.  Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

Committees

SECTION 1.    Appointment.  From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2.    Procedures, Quorum and Manner of Acting.  Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors.  Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee.  Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3.    Action by Written Consent.  Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4.    Term; Termination.  In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

Officers

SECTION 1.    Election and Qualifications.  The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment by the Board of Directors, one or more Vice-Presidents and such other officers as the Board of Directors may from time to time deem proper.  Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors.  Any two or more offices may be held by the same person except the offices of President and Secretary together.

SECTION 2.    Term of Office and Remuneration.  The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors.  Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.  The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3.    Resignation; Removal.  Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.  Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the Board of Directors.

SECTION 4.    Chairman of the Board.  The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 5.    President.  The President shall have such duties as customarily pertain to that office and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.  The President may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments, all within established approval authorities.

SECTION 6.    Vice-President.  A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office (all within established approval authorities), and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

SECTION 7.    Secretary.  The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

SECTION 8.    Other Officers.  Any other officer shall have such powers and duties that the Board of Directors or the President shall from time to time prescribe.

ARTICLE V

Books and Records

SECTION 1.    Location.  The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine.  The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2.    Fixing Date for Determination of Stockholders of Record.

(a)           In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and if no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this article, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

Certificates Representing Stock

SECTION 1.    Certificates; Signatures.  The shares of the Corporation may be, but shall not be required to be, represented by certificates, provided that the Board of Directors of the Corporation may, in its sole discretion, provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares.  Any certificate that is issued by the Board of Directors shall be signed by an authorized officer of the Corporation, by or in the name of the Corporation.  Any and all signatures on any such certificate may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.  The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2.    Transfers of Stock.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by a duly authorized attorney,  properly endorsed, and upon the payment of all taxes due thereon.

SECTION 3.    Fractional Shares.  The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 4.    Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VII

Dividends

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

Ratification

Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.  Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

Corporate Seal

The corporation may have a corporate seal.  The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine.  The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

ARTICLE XI

Waiver of Notice

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1.    Bank Accounts and Drafts.  In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2.    Contracts.  The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3.    Proxies; Powers of Attorney; Other Instruments.  The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation.  The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person.  The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4.    Financial Reports.  The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIII

Indemnification

SECTION 1.           Scope.  The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as that Section exists or may hereafter be amended and supplemented from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) (the “DGCL”), indemnify any director, officer, employee or agent of the Corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by such Section, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

SECTION 2.           Right to Indemnification.

(a)           The Corporation shall, to the fullest extent permitted by the DGCL, indemnify and hold harmless the Board of Directors and each other person who is or was made a party or is threatened to be made a party to or is otherwise involved in any action, suit, arbitration, investigation or other proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was (i) a director, officer, employee, agent or stockholder of the Corporation or any of their respective Affiliates, officers, directors, employees, stockholders, partners, managers and members, or (ii) serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise including service with respect to an employee benefit plan (each an “Indemnified Party”, and each of which shall be a third party beneficiary of these Bylaws solely for purposes of Sections 2 and 3 of this Article XIII) (whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as an Indemnified Party) with respect to an alleged act or omission taken or suffered by such Indemnified Party in good faith (including, without limitation, any act or omission taken or suffered by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation) in connection with the purpose and business of the Corporation, from and against all costs, expenses (including attorneys’ fees), judgments, fines, liabilities, damages, losses, excise taxes, penalties, amounts paid in settlement and/or other matters referred to, in or covered by the DGCL, that are reasonably incurred or suffered by such Indemnified Party in connection therewith; provided, that (A) the Corporation shall not indemnify and hold harmless any Indemnified Party in connection with (1) any act taken by such person purporting to bind the Corporation that has not been authorized pursuant to these Bylaws or (2) any act or omission with respect to which such person engaged in intentional misconduct, and (B) except as provided in Section 2(f) of this Article XIII, with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnified Party in connection with a Proceeding (or part thereof) initiated by such Indemnified Party only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(b)           To the extent that, at law or in equity, any Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Corporation or to its stockholders, the Corporation shall indemnify and hold harmless such Indemnified Party acting under these Bylaws and pay all judgments and claims as a result of acting thereunder and such Indemnified Party shall not be liable to the Corporation or to its stockholders for its good faith reliance on the provisions of these Bylaws.  The provisions of these Bylaws, to the extent that they restrict, modify or eliminate the duties and liabilities of an Indemnified Party otherwise existing at law or in equity, shall replace such other duties and liabilities of such Indemnified Party, to the maximum extent permitted by applicable law.

(c)           The satisfaction of any indemnification obligation pursuant to Section 2(a) of this Article XIII shall be from and limited to Corporation assets (including insurance and any agreements pursuant to which the Corporation, its officers or employees are entitled to indemnification) and the stockholder, in such capacity, shall not be subject to personal liability therefor.

(d)           Expenses (including attorneys’ fees) incurred by an Indemnified Party in defense or settlement of any claim or proceeding that may be subject to a right of indemnification hereunder shall be advanced by the Corporation (following approval by the Board of Directors) prior to the final disposition thereof; provided, however, that, if the DGCL requires, such advancement of expenses incurred an Indemnified Party in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnified Party, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such Indemnified Party to repay all such amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnified Party is not entitled to be indemnified for such expenses under this Article XIII or otherwise. To the extent that any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

(e)           Promptly after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Corporation, give written notice to the Corporation of the commencement of such Proceeding; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Corporation of its obligations under Section 2 of this Article XIII, except to the extent that the Corporation is actually prejudiced by such failure to give notice.  In case any such Proceeding is brought against an Indemnified Party (other than a derivative suit in right of the Corporation), the Corporation will be entitled to participate in and to assume the defense thereof to the extent that the Corporation may wish, with counsel reasonably satisfactory to such Indemnified Party.  After notice from the Corporation to such Indemnified Party of the Corporation’s election to assume the defense of such Proceeding, the Corporation will not be liable for expenses subsequently incurred by such Indemnified Party in connection with the defense thereof.  The Corporation will not consent to entry of any judgment or enter into any settlement of such Proceeding that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such Proceeding and the related claim.

(f)            If a claim under this Article XIII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the Indemnified Party may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnified Party shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnified Party to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnified Party to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnified Party has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the

Indemnified Party is proper in the circumstances because the Indemnified Party has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnified Party has not met such applicable standard of conduct, shall create a presumption that the Indemnified Party has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnified Party, be a defense to such suit. In any suit brought by the Indemnified Party to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnified Party is not entitled to be indemnified, or to such advancement of expenses, under this Article XIII or otherwise shall be on the Corporation.

(g)           The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

(h)           The right to indemnification and the advancement of expenses conferred in this Section 2 of this Article XIII shall not be exclusive of any other right which any Person may have or hereafter acquire under these Bylaws or the Corporation’s Certificate of Incorporation (as it may be amended from time to time) or any statute, agreement, vote of the Board of Directors, stockholders or disinterested directors or otherwise.  The rights conferred upon any Indemnified Party in this Article XIII shall be contract rights that vest upon the occurrence or alleged occurrence of any act or omission giving rise to any Proceeding or threatened Proceeding and such rights shall continue as to any Indemnified Party who has ceased to be manager, director, trustee or officer and shall inure to the benefit of such Indemnified Party’s heirs, executors and administrators.  Any amendment, alteration or repeal of Sections 2 and 3 of this Article XIII that adversely affects any right of any Indemnified Party or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

SECTION 3.           Primary Obligation.  With respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by a stockholder or any of its affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Corporation or any of its subsidiaries, the Corporation or its subsidiaries shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Corporation or any of its subsidiaries, in such capacity, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including these Bylaws) or otherwise.  Notwithstanding the fact that such stockholder and/ or any of its affiliates, other than the Corporation (such persons, together with its and their heirs, successors and assigns, the “Stockholder Parties”) may have concurrent liability to an Indemnified Party with respect to the Indemnity Obligations, in no event shall the Corporation or any of its subsidiaries have any right or claim against any of the Stockholder Parties for contribution or have rights of subrogation against any of the Stockholder Parties through an Indemnified Party for any payment made by the Corporation or any of its subsidiaries with respect to any Indemnity Obligation.  In addition, in the event that any Stockholder Parties pay or advance to an Indemnified Party any amount with respect to an Indemnity Obligation, the Corporation shall, or shall cause its subsidiaries to, as applicable, promptly reimburse such Stockholder Party for such payment or advance upon request.

SECTION 4.           Other Persons.  In addition to the indemnification rights of the Indemnified Parties, the Board of Directors in its discretion shall have the power, on behalf of the Corporation, to indemnify any other person made a party to any Proceeding who the Corporation may indemnify under Section 145 of the DGCL.

SECTION 5.           Definitions.   The phrases and terms set forth in this Article XIII shall be given the same meaning as the identical terms and phrases are given in Section 145 of the DGCL, as that Section may be amended and supplemented from time to time.

ARTICLE XIV

Amendments

The Board of Directors shall have the power to adopt, amend or repeal these Bylaws.  Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

ARTICLE XV

Section 203 of the DGCL

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XVI

Corporate Opportunity

To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any business opportunities that are presented to one or more of its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation or its subsidiaries.  No amendment or repeal of this Article XVI shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.